Exhibit 99.1

Spruce Power Announces Results from 2025 Annual Meeting of Stockholders and Election of Directors

June 25, 2025

DENVER, COLORADO – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, announced today that all proposals at the Annual Meeting of Stockholders held on June 24, 2025 were duly adopted by shareholders. Spruce also confirmed that following the conclusion of the Company's Annual Meeting of Stockholders, Kevin Griffin retired as an independent director and Shawn Kravetz was elected as an independent director of its Board of Directors (the “Board”).

"On behalf of the Board, we would like to thank our shareholders for their continued support,” said Chris Hayes, Chief Executive Officer of Spruce. “Further, we want to express our appreciation to Kevin Griffin for his many valuable contributions as a member of our Board. Finally, we are pleased to welcome Shawn Kravetz to the Board. Shawn brings a wealth of business acumen including extensive experience in strategy consulting, as a micro-cap investor, and as a public company board member that will enhance our Board's skill set."
Results from Annual Meeting of Stockholders

2025 Annual Meeting of Stockholders proposals, all of which were recommended by the Board, were duly adopted by Company shareholders:
•Election of Chris Hayes, Clara Nagy McBane and Shawn Kravetz to the Board of Directors;
•The advisory resolution on executive compensation; and
•The ratification of independent auditors.
Changes to Board of Directors

Kevin Griffin retired as an independent director of Spruce’s Board. Shawn Kravetz was elected as a new independent member of the Board. Spruce’s Board of Directors remains at seven members.

Kravetz is President and Chief Investment Officer of Esplanade Capital LLC, an investment management company that utilizes a value-orientation and specializes in investing in smaller, out of favor and below the radar companies, special situations and turnarounds. Prior to founding

Exhibit 99.1

Esplanade, Kravetz was a corporate executive and strategic advisor. He served as Principal at The Parthenon Group, a leading strategy consulting boutique, and Director of Strategic Planning and Corporate Development at The CML Group. Kravetz was also a member of the board of directors at Nevada Gold & Casinos, where he was chairman of the corporate governance and nominating committee.

About Spruce Power

Spruce Power Holding Corporation (NYSE: SPRU) is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company owns the cash flows from approximately 85,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder. Forward-looking statements generally are characterized by the use of certain words or phrases (and their derivatives) such as “believe,” “continue,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “goals,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include statements regarding the Company’s strategic priorities and financial outlook including the Company's prospects for long-term growth in revenues, cash flows and earnings. These statements are based on our current plans and strategies, as well as various assumptions, whether or not identified in this press release, and on the current expectations of management, all of which management believes are reasonable as of the date of this report, and reflect our current assessment of the risks and uncertainties related to the Company’s business and are made as of the date of this press release, as well as the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. These factors are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Exhibit 99.1

For More Information

Investor Contact: investors@sprucepower.com
Media Contact: publicrelations@sprucepower.com